Exhibit 10.3

AMENDMENT TO POWER SUPPLY CONTRACT

This Amendment to the Power Supply Contract (“Amendment”) is between the Knoxville Utilities Board (hereinafter called “KUB”) and Union Data Diner LLC (Formerly Union Data, LLC) (hereinafter called “Customer”).

The Customer has been purchasing power and energy from KUB under a Power Supply

Contract (hereinafter called “Contract”), dated January 1, 2020, pursuant to which KUB has supplied power and energy to Customer’s address at 102 Luttrell Rd, Maynardville, TN 37807

Customer now desires to amend the Contract for the remainder of its term for the purpose of increasing its Power Supply Contract Demand.

KUB agrees to amend the Contract to increase the Customer’s Power Supply Contract Demand pursuant to the terms and conditions of this Amendment.

KUB and Customer therefore covenant and agree as follows:

SECTION 1 – EFFECTIVE DATE

This Amendment takes effect on August 1, 2024

SECTION 2 – AMENDMENT OF CONTRACT

KUB and the Customer amend the Contract as follows:

The Contract (Power Supply Contract Demand) shall be amended to read:

-The on-peak demand of 5,000 kW and an off-peak demand of 6,800 kW.

-Customer Name: Union Data Diner LLC

Service Agreement ID: 3070831616

SECTION 3 – POWER SUPPLY CONTRACT WILL REMAIN IN FULL FORCE & EFFECT.

Except as expressly herein amended, all other terms, conditions and provisions of the Contract shall remain in full force and effect. The Contract, as amended herein, shall be the continuing obligation of KUB and Customer during the term of the Contract. In the event of any conflict between this Amendment and the Contract, as it relates to Power Supply Contract, this Amendment shall prevail.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

GRIID INFRASTRUCTURE INC.

By:	/s/ James D. Kelly III
James D. Kelly III, Chief Executive Officer